UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 13, 2012

Intellicell Biosciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54729	91-1966948
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

460 Park Avenue, 17th Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(646) 576-8700

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sale of Equity Securities

On November 13, 2012, Intellicell Biosciences, Inc. (the “Company”) entered into a securities purchase agreement with a purchaser that qualified as an accredited investor, as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Company sold the investor 833,333 units, each unit consisting of two (2) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and a warrant to purchase a share of common stock (collectively, the “Warrant”), for aggregate gross proceeds of $250,000. The Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $0.45, subject to adjustment.  The exercise price of the Warrant is subject to customary adjustments for stock splits, stock dividends, recapitalizations and the like.

At any time after the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, if the Company shall receive a written request from investors holding not less than fifty-one percent (51%) of the  shares of Common Stock in the Units purchased in the offering that the Company file a registration statement under the Securities Act covering the registration of the shares of Common Stock issuable upon exercise of the Warrants and the shares of Common Stock purchased as part of the units (the “Registrable Securities”), then the Company shall, within ten days of the receipt of such request, give written notice of such request to all investors, and as expeditiously as commercially possible file a registration statement on Form S-1 under the Securities Act registering all of the Registrable Securities that the investors request to be registered.  The Company shall not be required to effect a registration (i) after the Company has effected one demand registration requested by the investors, (ii) after the third (3rd) anniversary of the final closing or (iii) during the period starting with the date 30 days prior to the Company’s good faith estimate of the date of filing of, and ending on the date 180 days following the effective date of the registration statement pertaining to an underwritten public offering of the Company’s securities. Until the third anniversary of the final closing, the Company shall be required to file a registration statement registering all of the Registrable Securities as soon as commercially possible if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) promulgated under the Securities Act.

The investor has contractually agreed to restrict its ability to exercise the Warrant such that the number of shares of the Company common stock held by the investor and its affiliates after such exercise does not exceed 9.99% of the Company’s then issued and outstanding shares of Common Stock.

The securities sold in the private placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The investor is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.   This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The foregoing information is a summary of the agreements involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, a copy of which are attached as an exhibit to this Current Report on Form 8-K.  Readers should review such agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2012, the board of directors of the Company appointed Michael Hershman as a director of the Company, effective immediately.  Mr. Hershman does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.  There is no understanding or arrangement between Mr. Hershman and any other person pursuant to which Mr. Hershman was selected as a director.  There are no transactions in which Mr. Hershman has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Mr. Hershman has not entered into any material plan, contract or arrangement in connection with his appointment as director.

 Mr. Hershman has been president and chief executive officer of The Fairfax Group LLC, an investigative, security and crises management firm, since founding the company in 1983.   Mr. Hershman is an internationally recognized expert on matters relating to transparency, accountability, governance, litigation and security. Over the years, Mr. Hershman has served as a senior staff investigator for the Senate Watergate Committee, as chief investigator for a joint Presidential and Congressional commission, reviewing state and federal laws on wiretapping and electronic surveillance, as chief investigator for the Federal Election Commission, as deputy staff director for the Subcommittee on International Organizations of the U.S. House of Representatives and as deputy auditor general for the Foreign Assistance Program of the U.S. Agency for International Development.  In 1993, Mr. Hershman co-founded Transparency International, the largest independent, not-for-profit coalition promoting transparency and accountability in business and in government. For the past six years he has served Interpol as a member of the International Group of Experts on Corruption, and for the past twelve years, he has sat on the board of the International Anti-Corruption Conference Committee. Mr. Hershman is a member of the board of directors of the U.S. Chamber of Commerce Foundation. Since 2007, Mr. Hershman has been a member of the board of directors and the executive committee of the Center for International Private Enterprise. For the past twelve years Mr. Hershman has been a member of Interpol’s International Group of Experts on Corruption and now serves as Vice Chairman. Mr. Hershman is also on the board of the International Anti-Corruption Conference Committee, the Financial Coalition against Child Pornography, a project of the National Center for Missing and Exploited Children and he is a member of the Advisory Council of the George Mason University School of Information Technology and Engineering.

Item 8.01	Other Events.

On November 19, 2012, the Company received a letter (the “FDA Letter”) from the Food and Drug Administration (the “FDA”) as part of its ongoing discussion and correspondence with the FDA regarding a warning letter the Company received from the FDA on March 13, 2012. The FDA stated in the FDA Letter that it believes that the Company’s process does not meet the definition of minimal manipulation, does not fall within the definition of homologous use of the adipose tissue and is not the same surgical procedure under 21 CFR 1271.3(f)(1), 21 CFR 1271.10(a)(2) and 21 CFR 1271.15(b), respectively, and as such, the Company is required to have FDA approval for its product, and file an investigational new drug (IND) application for planned in-human clinical studies. The Company intends to file an appeal with FDA under 21 CFR 1075 for internal review of the FDA’s decisions.    The Company has made every effort to comply with FDA requirements for human cell and tissue products (“HCT/Ps”) that are not subject to FDA pre-approval and it continues to believe that its product/process is compliant with currently FDA requirements.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this report.

4.1	Form of Warrant issued to the November 2012 Investor

10.1	Form of subscription agreement by and among Intellicell Biosciences, Inc. and the November 2012 Investor

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLICELL BIOSCIENCES, INC.

Date: November 21, 2012	By:	/s/ Dr. Steven Victor
Dr. Steven Victor
Chief Executive Officer

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